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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated February 24, 1997 on our audits of the financial statements of JMAR Industries, Inc. included in Form 10-K for year ended December 31, 1996 and our report dated May 23, 1996 on our audit of the financial statements of California ASIC Technical Services included in Form 8-K/A filed August 6, 1996 and, all references to our firm included in or made a part of this registration statement.

                                    /s/ ARTHUR ANDERSEN LLP
                                        ARTHUR ANDERSEN LLP

San Diego, California
March 28, 1997